Exhibit 99.1

CONTACTS:	Dennis Oates	Douglas McSorley	June Filingeri
	Chairman,	VP Finance, CFO	President
	President and CEO	and Treasurer	Comm-Partners LLC
	(412) 257-7609	(412) 257-7606	(203) 972-0186

FOR IMMEDIATE RELEASE

UNIVERSAL STAINLESS REPORTS STRONG FIRST QUARTER 2011 RESULTS

- EPS is $0.64 on Sales of $59.8 Million -

- Backlog of $92 Million is Up 33% from End of 4Q10 -

BRIDGEVILLE, PA, April 27, 2011 – Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) reported today that sales for the first quarter of 2011 were $59.8 million, an increase of 72% from the first quarter of 2010 and up 16% from the 2010 fourth quarter.

Net income for the first quarter of 2011 was $4.4 million, or $0.64 per diluted share, which was more than triple the level of the first quarter of 2010 and up 25% from the fourth quarter of 2010. Business development expenses of $0.4 million pre-tax, equivalent to $0.04 per fully diluted share, were included in the first quarter 2011 results.

The Company recorded negative cash flow from operations of $1.7 million due to continuing investment in managed working capital to support increased sales activity and backlog. Capital expenditures for the first quarter of 2011 were $2.2 million. At March 31, 2011, the Company had cash of $30.5 million and total debt of $10.1 million.

The Company noted that total shipment volume for the first quarter of 2011 increased 54% from the first quarter of 2010 and 15% from the fourth quarter of 2010. Compared with the fourth quarter of 2010, volume shipped to the aerospace market increased 26%, service center plate shipments increased 71% and petrochemical volume rose 7%, while shipments to the power generation market were 6% lower than the record level in the fourth quarter.

Chairman, President and CEO Dennis Oates commented: “Robust business activity across all end markets led to strong first quarter growth including record consolidated bookings and record Dunkirk segment shipments. Activity levels reflected increasing confidence and higher build rates in aerospace, continued strong repair and maintenance spending in power generation, additional oil and gas exploration, and recovery in supply channel demand for tool steel. Our focus remains on driving profitable growth through further operational improvement and seizing market opportunities.”

Segment Review

For the first quarter of 2011, the Universal Stainless & Alloy Products segment had sales of $55.2 million and operating income of $4.9 million, yielding an operating margin of 8.9% of sales. This compares with sales of $31.2 million and operating income of $1.9 million, or 6.2% of sales, in the first quarter of 2010. In the fourth quarter of 2010, sales were $46.1 million and operating income was $4.2 million, or 9.2% of sales

Segment sales rose 77% from the first quarter of 2010 on a 65% increase in tons shipped mainly due to higher shipments to rerollers, destined mostly for the aerospace market. Segment sales rose 20% from the fourth quarter of 2010 on a 20% increase in tons shipped due to higher shipments to service centers and forgers.

Sales for the Dunkirk Specialty Steel segment reached a record $22.0 million for the first quarter of 2011 and operating income was $2.3 million, yielding an operating margin of 10.6% of sales. This compares with sales in the first quarter of 2010 of $10.1 million and operating income of $0.3 million, or 3.2% of sales. In the fourth quarter of 2010, sales were $17.1 million and operating income was $1.3 million, or 7.8% of sales.

Dunkirk’s sales increased 118% from the first quarter of 2010 on a 96% increase in tons shipped mainly due to a more than doubling of shipments to service centers. Dunkirk’s sales increased 28% from the fourth quarter of 2010 on a 30% increase in tons shipped, also mainly due to higher shipments to service centers.

Webcast

A simultaneous webcast of the Company’s conference call discussing the first quarter of 2011, scheduled at 10:00 a.m. (Eastern) today, will be available on the Company’s website at www.univstainless.com, and thereafter archived on the website through the end of the second quarter of 2011.

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, power generation, petrochemical and heavy equipment manufacturing. Established in 1994, our experience, technical expertise, and dedicated workforce stand committed to providing the best quality, delivery, and service possible. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, risks associated with the receipt, pricing and timing of future customer orders, risks associated with significant fluctuations that may occur in raw material and energy prices, risks associated with the manufacturing process, labor and production yields, risks related to property, plant and equipment, and risks related to the ultimate outcome of the Company’s current and future litigation and regulatory matters. The Company’s actual results in future periods also may be impacted by various economic and market risk and uncertainties, many of which are beyond the Company’s control. Certain of these risks and other risks are described in the Company’s filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

- TABLES FOLLOW -

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share information)

(Unaudited)

CONSOLIDATED STATEMENT OF OPERATIONS

	For the Quarter Ended
	March 31,
	2011	2010

Net Sales

Stainless steel	$46,798	$24,049
Tool steel	5,491	6,175
High-strength low alloy steel	4,714	2,012
High-temperature alloy steel	1,680	1,892
Conversion and other	1,128	551

Total net sales	59,811	34,679
Cost of products sold	49,013	29,760
Selling and administrative expenses	3,830	2,660

Operating income	6,968	2,259
Interest expense	(125)	(96)

Income before taxes	6,843	2,163
Income tax provision	2,395	736

Net income	$4,448	$1,427

Earnings per share – Basic	$0.65	$0.21

Earnings per share – Diluted	$0.64	$0.21

Weighted average shares of Common Stock outstanding
Basic	6,813,020	6,773,337
Diluted	6,952,162	6,840,783

MARKET SEGMENT INFORMATION

	For the Quarter Ended
	March 31,
	2011	2010

Net Sales

Service centers	$28,628	$17,231
Forgers	11,870	9,984
Rerollers	12,805	3,660
Original equipment manufacturers	4,121	2,430
Wire redrawers	1,259	823
Conversion and other	1,128	551

Total net sales	$59,811	$34,679

Tons shipped	13,013	8,456

BUSINESS SEGMENT RESULTS

Universal Stainless & Alloy Products Segment

	For the Quarter Ended
	March 31,
	2011	2010

Net Sales

Stainless steel	$30,577	$17,256
Tool steel	5,045	5,928
High-strength low alloy steel	466	449
High-temperature alloy steel	858	591
Conversion and other	898	424

	37,844	24,648
Intersegment	17,306	6,595

Total net sales	55,150	31,243
Material cost of sales	29,086	14,157
Operation cost of sales	18,591	13,374
Selling and administrative expenses	2,559	1,778

Operating income	$4,914	$1,934

Dunkirk Specialty Steel Segment

	For the Quarter Ended
	March 31,
	2011	2010

Net Sales

Stainless steel	$16,221	$6,793
Tool steel	446	247
High-strength low alloy steel	4,248	1,563
High-temperature alloy steel	822	1,301
Conversion and other	230	127

	21,967	10,031
Intersegment	14	31

Total net sales	21,981	10,062
Material cost of sales	13,344	5,586
Operation cost of sales	5,041	3,269
Selling and administrative expenses	1,271	882

Operating income	$2,325	$325

CONSOLIDATED BALANCE SHEET

	March 31, 2011	December 31, 2010

Assets

Cash	$30,535	$34,944
Accounts receivable, net	35,856	29,273
Inventory	80,010	69,710
Other current assets	7,198	5,661

Total current assets	153,599	139,588
Property, plant & equipment, net	72,291	71,581
Other assets	1,464	1,499

Total assets	$227,354	$212,668

Liabilities and Stockholders’ Equity

Trade accounts payable	$28,640	$20,022
Outstanding checks in excess of bank balance	754	544
Accrued employment costs	3,916	5,488
Current portion of long-term debt	2,794	2,833
Accrued income tax	2,537	47
Other current liabilities	713	558

Total current liabilities	39,354	29,492
Long-term debt	7,320	7,990
Deferred taxes	15,770	15,276
Other liabilities	235	287

Total liabilities	62,679	53,045
Stockholders’ equity	164,675	159,623

Total liabilities and stockholders’ equity	$227,354	$212,668

CONSOLIDATED STATEMENT OF CASH FLOW DATA

For the Three-Month Period Ended March 31,

	2011	2010
Cash flows provided by operating activities:
Net income	$4,448	$1,427
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	1,461	1,329
Loss on retirement of fixed assets	—	17
Deferred tax (decrease) increase	(512)	31
Stock based compensation expense	400	286
Tax benefit from share-based payment arrangements	(72)	(8)
Changes in assets and liabilities:
Accounts receivable, net	(6,583)	(6,598)
Inventory, net	(10,300)	(12,877)
Trade accounts payable	8,618	11,123
Net change in outstanding checks in excess of bank balance	210	(600)
Accrued employment costs	(1,572)	1,204
Accrued income tax	2,664	695
Other, net	(466)	614

Cash flow used in operating activities	(1,704)	(3,357)

Cash flow used in investing activities:
Proceeds from sale of fixed assets	—	17
Capital expenditures	(2,167)	(1,090)

Cash flow used in investing activities	(2,167)	(1,073)

Cash flows used in financing activities:
Long-term debt repayments	(709)	(103)
Proceeds from issuance of common stock	99	10
Tax benefit from share-based payment arrangements	72	8

Cash flow used in financing activities	(538)	(85)

Net cash flow	$(4,409)	$(4,515)